                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Twinlab Corporation (formerly TLG Laboratories Holding Corp.)
Ronkonkoma, New York

     We consent to the use in this Registration Statement of Twin Laboratories Inc. on Form S-4 of our report on the financial statements of Twinlab Corporation (formerly TLG Laboratories Holding Corp.) dated February 9, 1996 (May 7, 1996 as to Notes 1 and 16a and June 4, 1996 as to Note 16b), appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Selected Historical Financial Data" and "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Twinlab Corporation listed in Part II at Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Jericho, New York
June 24, 1996